EXHIBIT 10

                                    AGREEMENT


     AGREEMENT made as of this 22nd day of July, 2009 by and between HERLEY INDUSTRIES, INC., a Delaware corporation, with its principal office located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601 (the "Company") and MYRON LEVY, residing at 807 Bent Creek Drive, Lititz, Pennsylvania 17543 ("Levy").

     WHEREAS, Levy has been Chairman of the Company since June 2006 and Chief Executive Officer since August 2001, culminating a period of employment with the Company that began in October 1988 with his employment as Vice President for Business Operations and Treasurer; and

     WHEREAS, the Company and Levy entered into an employment agreement dated as of July 29, 2002, as modified on December 9, 2003 (the "Employment Agreement") which amended and restated in its entirety his prior employment agreements; and

     WHEREAS, the Board of Directors of the Company, after consideration and evaluation of the Company's result of operations, on a Company wide and operating unit basis, has determined that it is planning to reorganize the Company's management structure; and

     WHEREAS, a Special Committee of the Board of Directors, consisting solely of independent directors, has been appointed to evaluate Mr. Levy's existing Employment Agreement and its proposed termination; and

     WHEREAS, the Special Committee has retained independent counsel to assist in this evaluation; and

     WHEREAS, under the Employment Agreement, the only basis for termination by the Company of Levy's employment, would be "without cause" which would result in an immediate lump sum payment to Levy of $8,355,958 in addition to other substantial benefits; and

     WHEREAS, after negotiations between the Special Committee and Levy, Levy has agreed to accept termination of the Employment Agreement on terms more beneficial to the Company than otherwise mandated under its terms, including a long-term payout without interest.

     WHEREAS, this agreement shall be effective at 12:01 A.M. Eastern time on July 22, 2009 ("Effective Date").

     NOW, THEREFORE, based upon the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Levy agree as follows:
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     1. In full  satisfaction  of all prior,  current and future  obligations to
Levy under the Employment Agreement or otherwise, whether accrued or otherwise (except for rights of, or obligations to, Levy or his affiliates in connection with his or their ownership of the Company's equity securities "Ownership Rights") the parties hereby agree as follows:

     (a) On the Effective Date, Levy shall receive a lump sum payment in the sum of $4,705,000 and shall thereafter receive the monthly sum of $100,000 commencing on September 1, 2009 and continuing thereafter on the first day of each month for thirty-five (35) consecutive months through July 1, 2012, as more fully set forth in the non-interest bearing promissory note annexed hereto as "Exhibit A" and incorporated by reference herein ("Promissory Note").

     (b) Levy shall receive his annual bonus, if any, for the fiscal year ended August 2, 2009 in accordance with the terms of paragraph 4 of the Employment Agreement.

     (c)  Levy  and  his  spouse   shall   continue  to  receive   medical  care
reimbursement and insurance, in accordance with the terms of paragraphs 9(b) and 10(f)(ii)(C) of the Employment Agreement.

     (d) With respect to any outstanding options previously issued to Levy, it is hereby acknowledged that all of such options are currently vested and exercisable and that such options shall continue to be exercisable by him or, following his death, by his designated beneficiaries, on or before the expiration date of the specific option, i.e., all five (5) year options shall be exercisable on or before five years from date of grant and all ten (10) year options shall be exercisable on or before ten years from date of grant.

     2. In the event of a "change of control" of the Company as defined in paragraph 1(d) of the Employment Agreement (with the exception that each reference to 20% shall be amended so as to be deemed a reference to 50.1%), all remaining payments under the Promissory Note shall immediately become due and payable.

     3. (a) Levy covenants, represents and agrees that the provisions of paragraph 14 of the Employment Agreement shall survive this agreement and continue in full force and effect.

     (b) Levy covenants, represents and agrees that during the period he receives payments hereunder and for a period of one year thereafter, and provided the Company is not in breach of this agreement, he shall abide by and fully comply with the provisions of paragraph 15 of the Employment Agreement, which is hereby modified by deleting subsection (c)(i) thereof.

     (c)   The   provisions   of   Paragraphs   16   (Remedies/Sanctions),    17
(Beneficiaries/References),  19 (Indemnification and Liability Insurance) and 21

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
(Assignability; Binding Nature) of the Employment Agreement shall survive this agreement and are fully incorporated by reference herein and made applicable to the provisions herein.

     (d) The provisions of Paragraph 12 (Parachutes) of the Employment Agreement shall survive this agreement and are fully incorporated by reference herein and made applicable to all or any portion of the payments to be made to Levy under this agreement and/or any other payments and benefits that Levy receives or is entitled to receive from the Company.

     (e) The provisions of the Indemnification Agreement between the Company and Levy made and entered into on May 21, 2003 (the "Indemnification Agreement") shall survive this agreement and shall apply to Levy after termination of his employment with the Company, and are fully incorporated by reference herein.

     (f) The provisions of Section 13 (Consulting Period) of the Employment Agreement (other than Sections 13(b)(i), 13(c) and 13(d)) shall survive this Agreement and are fully incorporated by reference herein and are made applicable to the provisions herein except that, (i) the Consulting Period shall be a period of three years commencing on the Effective Date, (ii) Levy shall not be obligated to provide any minimum amount of consulting services to the Company,
(iii) Levy shall receive the sum of $50,000 annually, payable annually commencing September 1, 2009 for the performance of any consulting services; and
(iv) Section 13(f) shall apply only to payments made pursuant to Sections 7, 8 and 9(b) of the Employment Agreement, and perquisites and expense reimbursement shall not include a Company provided telephone, secretarial and similar support services.

     4. (a) Subject only to the performance of and compliance by the Company with the provisions of this agreement, and except for the Company's continuing indemnification obligations under applicable law, the Employment Agreement and the Indemnification Agreement, Levy hereby waives, remits, releases and forever discharges the Company, its past, present and future Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Levy has asserted, now asserts or could have asserted. This includes, but is not limited to, claims for compensation or benefits, tortious claims arising out of the consulting relationship, claims of an expressed or implied contract of employment, claims under the Family and Medical Leave Act, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claims arising under Title VII of the United States Code,

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
and the Age Discrimination in Employment Act. It is expressly understood by Levy that among the various rights and claims being waived by him in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss. 621, et seq.).

     (b) Subject only to the performance of, and compliance with, the provisions of this agreement, and except as prohibited under applicable law, the Company, hereby waives, remits, releases and forever discharges Levy and his successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof.

     5. The Company and Levy respectively represent and warrant that each is fully authorized and empowered to enter into this agreement and that the performance of its or his obligations, as the case may be, under this agreement will not violate any agreement between such party and any other person, firm or organization. The Company represents and warrants that this agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

     6. Except to the extent otherwise provided herein, this agreement contains the entire understanding and agreement between the Company and Levy concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the parties concerning the subject matter hereof, including without limitation the Employment Agreement.

     7. No provision in this agreement may be amended unless such amendment is agreed to in writing and signed by both Levy and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the party to be charged with the waiver. No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     8. In the event that any provision or portion of this agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     9. This agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without regard to its governing conflicts of law principles.

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     10. Any notice given to either party including  notice under the Promissory
Note, shall be in writing and shall be deemed to have been given when delivered either personally, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as the party may subsequently give notice of.

If to Herley or the Board:
Herley Industries, Inc.
101 North Pointe Boulevard
Lancaster, Pennsylvania  17601-4133
Fax No.  717-297-9503
Attn:  David H. Lieberman, Chairman

With a copy to:
Beckman, Lieberman & Barandes, LLP
116 John Street, Suite 1313
New York, New York  10038
Attn:  Michael Beckman, Esq.
Fax No. 212-608-9687

If to Levy:
807 Bent Creek Drive
Lititz, Pennsylvania  17543

     11. The headings of the sections contained in this agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this agreement.

     12. This agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of July 22, 2009.

                                     HERLEY INDUSTRIES, INC.

                                     By: /s/ Richard F. Poirier
                                     ----------------------------
                                     Richard F. Poirier
                                     Chief Executive Officer

                                        /s/ Myron Levy
                                     ----------------------------
                                            Myron Levy

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
                                                                     Exhibit "A"

                                 PROMISSORY NOTE

$3,500,000                                               Lancaster, Pennsylvania
                                                         July 22, 2009


     FOR VALUE RECEIVED, the undersigned, HERLEY INDUSTRIES, INC. (the "Company"), promises to pay to MYRON LEVY, or his assigns ("Levy"), at 807 Bent Creek Drive, Lititz, Pennsylvania 17543, or at such other place as the holder of this Note may designate in writing from time to time, the principal sum of Three Million Five Hundred Thousand DOLLARS ($3,500,000).

     1. The Company shall pay this Note, without interest, in monthly installments of ONE HUNDRED THOUSAND DOLLARS ($100,000) commencing on September 1, 2009 and continuing thereafter on the 1st day of each month for thirty-five
(35) consecutive months through July 1, 2012. Notwithstanding the foregoing, this Note shall immediately become due and payable, without notice, in the event of a "change in control" of the Company as defined in the Agreement by and between the Company and Levy dated as of July 22, 2009.

     2. Under this Note, failure of the Company to pay any amount due and payable within thirty days after written demand is received by the Company shall constitute a default. Upon default, Levy (a) may declare this Note immediately due and payable in full; and (b) be entitled to exercise against the Company any and all rights and remedies that may otherwise be available to him hereunder and at law or in equity.

     3. By his acceptance of this Note, Levy represents and warrants that he is acquiring this Note for investment, and not with a view to the distribution of the Note.

     4. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, excluding therefrom any principles of conflicts of law; this Note may not be amended or modified except pursuant to a written instrument executed by each of Levy (or his assigns upon his death) and the Company.

     5. The Company shall have the right to prepay this Note at any time or from time to time, in whole or in part, without penalty.

     6. This Note is subject to and governed by the terms and conditions of the Agreement by and between the Company and Levy dated as of July 22, 2009.

                                 HERLEY INDUSTRIES, INC.

                                 By: _________________________
                                      Richard F. Poirier
                                      Chief Executive Officer